UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 25, 2008

Strategic Storage Trust, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number:  333-146959

MD	32-0211624
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

111 Corporate Drive, Suite 120, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant's telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On July 25, 2008, U.S. Commercial LLC, the sponsor of Strategic Storage Trust, Inc. (the "Registrant") executed an Assignment of Agreement for Purchase and Sale to assign all of its interest as the buyer in an Agreement for Purchase and Sale for the purchase of two self storage facilities, one located in Biloxi, Mississippi (the "Biloxi Property") and the other located in Gulf Breeze, Florida (the "Gulf Breeze Property"), to Strategic Storage Operating Partnership, L.P., the Registrant's operating partnership.

The Agreement for Purchase and Sale was originally executed on May 30, 2008 by and between the sponsor of the Registrant and U-Store-It, L.P., an unaffiliated third party. On July 7, 2008, the parties entered into an amendment to the Agreement for Purchase and Sale to reduce the purchase price and determine a closing date (the Agreement for Purchase and Sale and the amendment collectively, the "Purchase Agreement"). The purchase price for the two properties is $10,760,000 and the Registrant expects this acquisition to close by the end of the third quarter of 2008.

Pursuant to the Purchase Agreement, the Registrant would be obligated to purchase the properties only after satisfactory completion of agreed upon closing conditions. There can be no assurance that the Registrant will complete the acquisition. In some circumstances, if the Registrant fails to complete the acquisition, the Registrant may forfeit its $200,000 earnest money. The material terms of the Purchase Agreement are qualified in their entirety by the entire agreement and amendment attached hereto as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.

The Biloxi Property is a 596-unit self storage facility that sits on approximately 5.9 acres and contains approximately 66,600 rentable square feet of self storage space, located at 1742 Pass Road, Biloxi, Mississippi, on the west side of Interstate 110, south of Interstate 10. The Gulf Breeze Property is a 705-unit self storage facility that sits on approximately 1.6 acres and contains approximately 80,000 rentable square feet of self storage space, located at 15 McClure Drive, Gulf Breeze, Florida, less than 0.2 miles north of U.S. Highway 98 near its intersection with State Highway 399.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1 Agreement for Purchase and Sale by and between U.S. Commercial LLC and U-Store-It, L.P., dated May 30, 2008

10.2 First Amendment to Agreement for Purchase and Sale by and between U.S. Commercial LLC and U-Store-It, L.P., dated July 7, 2008

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Strategic Storage Trust, Inc.
Date: July 31, 2008	By:	/s/ Michael S. McClure
Michael S. McClure
Chief Financial Officer